QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.10

[LETTERHEAD OF CARPENTER & COMPANY]

August 30, 2001

Board of Directors
First Charter Bank
9454 Wilshire Boulevard
Beverly Hills, CA 90212

Re:  Consent of Carpenter & Company

Gentlemen:

    We hereby consent to the inclusion in the proxy statement-prospectus forming part of this Registration Statement on Form S-4 of First Community Bancorp of our opinion attached thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion, the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "Opinion of First Charter's Financial Advisor" therein. In giving such consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder or (ii) that we are experts with respect to any part of the proxy statement-prospectus within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated herein.

/s/ CARPENTER & COMPANY

QuickLinks

Exhibit 23.10